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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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CONTACT:    Tim Henry
            Vice President of Finance and Treasurer
            FairPoint Communications, Inc.
            704/344-8150


                        FAIRPOINT COMMUNICATIONS, INC.
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                        TO FILE REGISTRATION STATEMENT
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Charlotte, NC May 9, 2000. FairPoint Communications, Inc., formerly MJD
Communications, Inc., expects to soon file a registration statement for an underwritten public offering of its common stock. FairPoint anticipates making the offering of these securities as soon as possible after this registration statement is declared effective by the Securities and Exchange Commission. Sales of these securities and offers to buy these securities will not be accepted prior to the time this registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state. The offering of these securities will be made only by means of a prospectus complying with applicable federal and state securities laws.

Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934.

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